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                                                                   EXHIBIT 16.1



December 30, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Western United Holding Company (copy attached), which we understand will be filed with the Commission, pursuant to
Item 9 of Form 10-K for the fiscal year ended September 30, 2002, as part of the Company's Form 10-K report. We agree with the statements concerning our Firm in such Form 10-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP